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Jonathan Kennedy CFO

Intersil Corporation

(408) 546-3399

Investor@intersil.com

Intersil Corporation Reports Fourth Quarter & Fiscal Year 2012 Results

Milpitas, CA, January 30, 2013 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors, today announced revenue of $137.5 million for the quarter ended December 28, 2012.  Operating loss, net loss and loss per share for the quarter were $4.1 million, $21.8 million and $0.17 per share, respectively.

Non-GAAP operating income, net income, and earnings per share were $11.7 million, $7.3 million, and $0.06 per share, respectively.

Intersil’s end market product mix is summarized below.

	Q4 2012	Q4 2012	Q3 2012	Q3 2012	Q4 2011	Q4 2011
End Market:	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
Industrial & infrastructure	$ 78.6	57%	$ 85.6	57%	$ 90.4	55%
Personal computing	$ 28.6	21%	$ 33.3	22%	$ 40.1	24%
Consumer	$ 30.3	22%	$ 32.5	21%	$ 35.3	21%
Revenue	$ 137.5		$ 151.4		$ 165.8

Note: Dollars in millions; percentages may not calculate precisely due to rounding.  2011 end market data has been reclassified to conform with current quarter presentation.

Intersil’s Board of Directors has authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on February 22, 2013 to shareholders of record as of the close of business on February 12, 2013.

“As expected, fourth quarter demand continued to be weak, nevertheless we achieved the mid-point of our revenue and non-GAAP earnings guidance,” said Jim Diller, Interim Chief Executive Officer.

First Quarter 2013 Outlook

Approximate outlook
Revenue	$131 - $138 million
Gross margin	Approximately 54%
R&D	$41 million ($38.4 excl. equity comp)
SG&A	$30 million ($27.7 excl. equity comp)
Equity-based compensation	$5.3 million
Amortization of intangibles	$6.5 million
GAAP (loss) earnings per share	($0.02) to $0.01
Non-GAAP earnings per diluted share	$0.02 to $0.05

Note: As in prior quarters, our outlook does not include the potential impact of any transactions typically excluded in the determination of Non-GAAP financial results.

“As market conditions remain uncertain, our near term focus will be on earnings, protection of our strong balance sheet and completing our CEO search,” continued Diller.

Intersil will discuss its fourth quarter 2012 financial results during its scheduled conference call following market close on January 30, 2013. To participate in the conference call, please dial (866) 202-1971, and international participants please dial (617) 213-8842, using the password 41188306 at approximately 1:40 p.m. Pacific Time. You may also listen to the call via webcast on Intersil’s investor relations website: ir.intersil.com.  A copy of the prepared remarks and presentation accompanying the conference call are also available on Intersil’s investor relations website.

A replay of the earnings conference call will be available on Intersil’s website, or may be accessed for two weeks by dialing (888) 286-8010, international dial (617) 801-6888, using the password 69967218.

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended			Year Ended
	Dec. 28,	Dec. 30,	Sep. 28,	Dec. 28,	Dec. 30,
	2012	2011	2012	2012	2011
	Q4 2012	Q4 2011	Q3 2012	YTD	YTD

Revenue	$ 137.5	$ 165.8	$ 151.4	$ 607.9	$ 760.5
Cost of revenue	63.2	71.8	69.5	277.7	323.2
Gross profit	74.3	94.0	81.9	330.2	437.3
Gross margin	54.0%	56.7%	54.1%	54.3%	57.5%
Expenses:
Research and development	37.6	42.3	38.7	166.9	185.5
Selling, general and administrative	33.5	34.6	30.2	134.3	140.3
Amortization of purchased intangibles	7.6	6.7	7.1	29.2	26.8
Restructuring-related costs	0.7	1.6	-	10.5	4.1
Income from IP agreements	(1.0)	-	(13.4)	(14.4)	-
Operating (loss) income	(4.1)	8.7	19.2	3.7	80.7
Gain (loss) on deferred comp investments	-	0.5	0.7	0.9	(0.5)
Loss on sale of investments	-	(6.5)	-	-	(6.5)
Loss on extinguishment of debt	-	-	-	-	(8.4)
Interest income	0.1	0.5	0.1	0.5	2.7
Interest expense and fees	(7.0)	(2.0)	(2.0)	(12.8)	(14.5)
(Loss) income before income taxes	(11.0)	1.2	18.0	(7.7)	53.4
Income tax expense (benefit)	10.9	(22.9)	16.0	30.0	(13.7)
Net (loss) income	$ (21.8)	$ 24.1	$ 2.0	$ (37.6)	$ 67.2

(Loss) earnings per share:
Basic	$ (0.17)	$ 0.19	$ 0.02	$ (0.30)	$ 0.53
Diluted	$ (0.17)	$ 0.19	$ 0.02	$ (0.30)	$ 0.53

Weighted average shares outstanding:
Basic	126.5	126.5	127.5	127.0	125.7
Diluted	126.5	126.8	127.6	127.0	126.0

Note: Totals and percentages may not add or calculate precisely due to rounding.

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In millions)

	Dec. 28,	Dec. 30,
	2012	2011
Assets
Current assets:
Cash and short-term investments	$ 163.6	$ 410.2
Trade receivables, net	54.7	64.9
Inventories	74.9	97.9
Prepaid expenses and other current assets	14.5	16.1
Deferred income tax asset	20.0	47.0
Total current assets	327.6	636.1
Non-current assets:
Property, plant and equipment, net	85.4	91.0
Purchased intangibles, net	83.0	112.2
Goodwill	565.4	565.4
Deferred income tax asset	85.5	73.8
Long-term investments	-	4.8
Other	80.8	85.9
Total non-current assets	900.2	933.1
Total assets	$ 1,227.8	$ 1,569.2

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 22.2	$ 27.9
Deferred income	9.6	8.6
Income taxes payable	1.3	60.6
Other accrued items	67.2	69.0
Total current liabilities	100.3	166.1
Non-current liabilities:
Long-term debt	-	200.0
Income taxes payable	111.7	93.8
Other non-current liabilities	21.1	28.6
Total non-current liabilities	132.9	322.4
Total shareholders' equity	994.6	1,080.7
Total liabilities and shareholders' equity	$ 1,227.8	$ 1,569.2

Note: Totals may not add precisely due to rounding.

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In millions)

	Quarter Ended			Year Ended
	Dec. 28,	Dec. 30,	Sep. 28,	Dec. 28,	Dec. 30,
	2012	2011	2012	2012	2011
	Q4 2012	Q4 2011	Q3 2012	YTD	YTD
Operating activities:
Net (loss) income	$ (21.8)	$ 24.1	$ 2.0	$ (37.6)	$ 67.2
Depreciation	4.9	5.1	4.8	19.5	22.1
Amortization of purchased intangibles	7.6	6.7	7.1	29.2	26.8
Equity-based compensation	5.3	6.9	5.3	24.6	30.3
Provision for inventory obsolescence	4.4	2.1	2.2	9.7	7.8
Settlement of interest rate swap	-	-	-	-	(3.0)
Loss on sale of investment	-	6.5	-	-	6.5
Loss on extinguishment of debt	-	-	-	-	8.4
Other	(0.3)	(4.2)	0.1	0.4	(4.3)
Deferred income taxes	3.7	(14.1)	(1.5)	14.0	(10.1)
Net changes in operating assets and liabilities	19.4	(3.2)	2.5	(24.1)	(13.5)
Net cash flows from operating activities	23.2	29.9	22.6	35.6	138.3

Investing activities:
Purchases of investments	-	(2.5)	-	-	(36.3)
Proceeds from investments	-	56.9	-	26.5	67.0
Net capital expenditures	(6.7)	(1.0)	(0.9)	(12.2)	(9.8)
Net cash flows from investing activities	(6.7)	53.4	(0.9)	14.3	21.0

Financing activities:
Proceeds from and tax impacts of equity-based awards	(0.3)	0.1	3.0	3.8	4.4
Proceeds from issuance of long-term debt	-	-	-	-	278.2
Fees on credit facilities	-	(0.1)	(0.4)	(0.9)	(3.2)
Repayments of long-term debt	(150.0)	(78.2)	-	(200.0)	(376.7)
Repurchase of common shares	(8.9)	-	(6.4)	(15.3)	-
Dividends paid	(15.2)	(15.3)	(15.4)	(62.1)	(61.5)
Net cash flows from financing activities	(174.4)	(93.5)	(19.2)	(274.4)	(158.8)

Effect of exchange rates on cash and cash equivalents	(0.3)	(0.4)	0.5	(0.3)	0.2

Net change in cash and cash equivalents	(158.3)	(10.6)	3.0	(224.9)	0.7

Cash and cash equivalents as of the beginning of the period	317.1	394.3	314.1	383.7	383.0

Cash and cash equivalents as of the end of the period	$ 158.8	$ 383.7	$ 317.1	$ 158.8	$ 383.7

Note: Totals may not add precisely due to rounding. Cash and cash equivalents does not include short-term investments as presented on the balance sheet.

Intersil Corporation
Additional Financial Information
Unaudited
(In millions)

	Quarter Ended			Year Ended
	Dec. 28,	Dec. 30,	Sep. 28,	Dec. 28,	Dec. 30,
	2012	2011	2012	2012	2011
	Q4 2012	Q4 2011	Q3 2012	YTD	YTD
EBITDA:
Operating (loss) income	$ (4.1)	$ 8.7	$ 19.2	$ 3.7	$ 80.7
Depreciation	4.9	5.1	4.8	19.5	22.1
Amortization of purchased intangibles	7.6	6.7	7.1	29.2	26.8
Equity-based compensation	5.3	6.9	5.3	24.6	30.3
EBITDA	$ 13.7	$ 27.4	$ 36.5	$ 77.0	$ 159.9

Six-month backlog at list price	$ 114.6	$ 134.8	$ 118.5

Equity-based compensation expense by classification:
Cost of revenue	$ 0.3	$ 0.4	$ 0.4	$ 1.6	$ 1.9
Research and development	2.2	3.2	2.3	11.3	16.2
Selling, general and administrative	2.8	3.3	2.6	11.7	12.2

Revenue by end market:
Industrial and infrastructure	$ 78.6	$ 90.4	$ 85.6	$ 346.8	$ 402.4
Personal computing	28.6	40.1	33.3	141.3	191.5
Consumer	30.3	35.3	32.5	119.7	166.6
Total revenue	$ 137.5	$ 165.8	$ 151.4	$ 607.9	$ 760.5

Free cash flow:
Cash flows from operations	$ 23.2	$ 29.9	$ 22.6	$ 35.6	$ 138.3
Net capital expenditures	6.7	1.0	0.9	12.2	9.8
Free cash flow	$ 16.4	$ 28.9	$ 21.7	$ 23.4	$ 128.6

Note: Totals may not add precisely due to rounding. 2011 revenue by end market has been reclassified to conform with current quarter presentation.

Intersil Corporation
Non-GAAP Results
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended			Year Ended
	Dec. 28,	Dec. 30,	Sep. 28,	Dec. 28,	Dec. 30,
	2012	2011	2012	2012	2011
	Q4 2012	Q4 2011	Q3 2012	YTD	YTD
Non-GAAP operating income:
GAAP operating (loss) income	$ (4.1)	$ 8.7	$ 19.2	$ 3.7	$ 80.7
Restructuring-related costs	0.7	1.6	-	10.5	4.1
Deferred compensation expense (benefit)	0.1	0.6	0.7	1.1	(0.1)
Equity-based compensation	5.3	6.9	5.3	24.6	30.3
Amortization of purchased intangibles	7.6	6.7	7.1	29.2	26.8
Income from IP agreements	(1.0)	-	(13.4)	(14.4)	-
CEO severance costs	3.1	-	-	3.1	-
Non-GAAP operating income	$ 11.7	$ 24.5	$ 18.9	$ 57.8	$ 141.8

Revenue	$ 137.5	$ 165.8	$ 151.4	$ 607.9	$ 760.5

Non-GAAP operating margin:
GAAP operating margin	(3.0)%	5.3%	12.7%	0.6%	10.6%
Excluded items as a percent of revenue	11.5%	9.5%	(0.2)%	8.9%	8.0%
Non-GAAP operating margin	8.5%	14.8%	12.5%	9.5%	18.6%

Non-GAAP net income:
GAAP net (loss) income	$ (21.8)	$ 24.1	$ 2.0	$ (37.6)	$ 67.2
Tax adjustments from non-cash and discrete items	7.5	(26.0)	12.2	13.6	(31.5)
Restructuring-related costs	0.7	1.6	-	10.5	4.1
Loss on sale of investments	-	6.5	-	-	6.5
Loss on interest rate swaps	5.9	-	-	5.9	-
Loss on extinguishment of debt	-	-	-	-	8.4
Equity-based compensation	5.3	6.9	5.3	24.6	30.3
Amortization of purchased intangibles	7.6	6.7	7.1	29.2	26.8
Income from IP agreements	(1.0)	-	(13.4)	(14.4)	-
CEO severance costs	3.1	-	-	3.1	-
Non-GAAP net income	$ 7.3	$ 19.8	$ 13.1	$ 34.8	$ 111.7

Diluted shares outstanding	126.5	126.8	127.6	127.0	126.0

Non-GAAP earnings per diluted share:
GAAP (loss) earnings per diluted share	$ (0.17)	$ 0.19	$ 0.02	$ (0.30)	$ 0.53
Excluded items per share impact	0.23	(0.03)	0.08	0.57	0.36
Non-GAAP earnings per diluted share	$ 0.06	$ 0.16	$ 0.10	$ 0.27	$ 0.89

Note: Totals and percentages may not add or calculate precisely due to rounding.

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The Company's products address some of the fastest growing markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of our winning team, visit our website and career page at www.intersil.com.

About Non-GAAP Financial Results

The presentation of non-GAAP financial information is intended to be considered together with the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables of this release. Management uses non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that non-GAAP financial measures provide meaningful supplemental information regarding Intersil’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of recurring core business operating results. During the quarter ended July 1, 2011, we revised current quarter and historical presentation of non-GAAP financial information to exclude equity-based compensation in addition to previously excluded intangible amortization, acquisition charges, certain tax adjustments and one-time costs.  Management believes this change aligns our non-GAAP presentation with that of our closest peers and increases comparability of our results with published earnings estimates widely available on the Internet.

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.